EXHIBIT 99.1

SUBSCRIPTION AGREEMENT

Zeolite Exploration Company
2272 West Seventh Avenue
Suite 318
Vancouver, British Columbia
Canada V6K 1Y2

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing ________________ shares of Common Stock of Zeolite Exploration Company (the "Company") at a price of $0.10 per Share (the "Subscription Price")

Purchaser hereby confirms the subscription for and purchase of said number of Shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Sergei Stetsenko solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. Stetsenko.

MAKE CHECK PAYABLE TO: Zeolite Exploration Company

Executed this _____ day of ________________, _______, at _____________________ (Street Address), ___________________ (City), _________________ (State) ________ (Zip/Postal Code).

___________________________________
Signature of Purchaser

___________________________________
Printed Name of Purchaser

___________________________________
Social Security Number/
Tax I.D.

Number of Shares Purchased _________________________________	Total Subscription Price _________________________________

Form of Payment: Cash ____________ Check# ___________ Other ____________

ACCEPTED THIS _____ DAY OF ________________, _______.

Zeolite Exploration Company

BY: _________________________________
Title: _______________________________